UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 5, 2024

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2024, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), entered into an amendment agreement (the “Amendment Agreement”) for purposes of amending the terms of the Securities Purchase Agreement, originally dated January 11, 2023 (the “SPA”), between the Company, Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (“Alto”), in its capacity as the registered holder of a $4.3 million convertible note (the “Alto Note”) and warrant to purchase 1,018,079 shares of common stock (the “Alto Warrant”) issued by the Company and the Company’s wholly owned subsidiary, Shuttle Pharmaceuticals, Inc., as guarantor.

Under the Amendment Agreement, the Company and Alto agreed as follows: (i) that the Company would pay $600,000 (the “Cash Collateral”) in cash by wire transfer of immediately available funds to Alto, which would be held as collateral on the remaining $1.2 million outstanding under the Alto Note; (ii) Alto will defer the monthly installment payment due on September 3, 2024 under the Alto Note until the Alto Note’s March 11, 2025 maturity date; and (iii) Alto would grant a waiver of any default Section 4(a)(xvi) of the Note related to the restatement and reaudit of the Company’s financial statements for the years ended December 31, 2022 and 2023 (the “Reaudit”). The Reaudit occurred due to certain errors in the Company’s 2022 financial statements and will require the Company to file an amended Annual Report on Form 10-K/A for the period ended December 31, 2023 (the “Form 10-K/A”) and an amended Quarterly Report on Form 10-Q/A for the period ended March 31, 2024. On August 6, 2024, the Company provided the $600,000 Cash Collateral to Alto.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2024 annual meeting of stockholders of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) held on July 31, 2024 (the “Annual Meeting”), the Company’s stockholders approved a proposal authorizing the board of directors of the Company (the “Board”), in its sole discretion, to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value, $0.00001 per share (the “Common Stock”), at a reverse split ratio in the range of one-for-three (1:3) to one-for-eight (1:8), as determined by the Board, whereby every three to eight shares of the authorized, issued and outstanding Common Stock will be combined into one share of authorized, issued and outstanding Common Stock. The voting results of the Annual Meeting were reported on a Form 8-K filed with the Securities and Exchange Commission on August 1, 2024.

Pursuant to such authority granted by the Company’s stockholders at the Annual Meeting, the Board approved a one-for-eight (1:8) reverse stock split (the “Reverse Stock Split”) of the Common Stock on August 5, 2024 and on August 6, 2024, the Company filed a certificate of amendment to amend the certificate of incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, with an effective date of August 13, 2024 (the “Effective Date”). The Reverse Stock Split will become effective at the start of trading on August 13, 2024 (the “Effective Time”). When the Reverse Stock Split becomes effective, every eight (8) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share. The Reverse Stock Split reduces the number of shares of Common Stock issuable upon the exercise or vesting of the Company’s outstanding warrants and restricted stock units in proportion to the ratio of the Reverse Stock Split and causes a proportionate increase in the exercise prices of such stock options. The Reverse Stock Split did not change the total number of authorized shares of Common Stock or preferred stock.

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No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive one full share of the post-Reverse Stock Split Common Stock in lieu of such fractional share.

VStock Transfer LLC is acting as exchange agent for the Reverse Stock Split and will notify stockholders of record regarding the Reverse Stock Split. Stockholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) are not required to take any action.

Commencing on August 13, 2024, trading of the Company’s Common Stock will continue on The Nasdaq Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 825693302.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 8.01 Other Events.

To the extent required by this Item 8.01 of Form 8-K, the information regarding the Reaudit contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Company intends to conduct an equity offering in the near term to fund its upcoming Phase 2 clinical trials, and will be filing a registration statement on Form S-1, as well as a shelf registration statement on Form S-3, as soon as it has filed its Annual Report on Form 10-K/A for the period ended December 31, 2023, its Form 10-Q/A for the period ended March 31, 2024, and its Quarterly Report on Form 10-Q for the period ended June 30, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Shuttle Pharmaceuticals Holdings, Inc
10.1	Amendment Agreement, dated August 6, 2024, between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Pharmaceuticals, Inc. and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 7, 2024

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Timothy J. Lorber
Name:	Timothy J. Lorber
Title:	Chief Financial Officer

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